SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       -------------------

                             FORM S-8
                       REGISTRATION STATEMENT
                             UNDER THE
                       SECURITIES ACT OF 1933

                       -------------------
                LEISURE CONCEPTS INTERNATIONAL, INC.
      (Exact Name of Registrant as Specified in its Charter)


        Delaware                               73-1215433
 (State or Other Jurisdiction of           (IRS Employer ID No.)
 Incorporation or Organization)

                        20 Purple Martin Drive
                   Hackettstown, New Jersey, 07840
               (Address of Principal Executive Offices)

                        -------------------

                EMPLOYMENT AND CONSULTING CONTRACTS
                     (Full Title of the Plans)

                        -------------------

                   CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
PROPOSED TITLE         PROPOSED
OF SECURITIES           AMOUNT      MAXIMUM         MAXIMUM
AMOUNT OF TO BE        TO BE     OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED             REGISTERED   PER SHARE     OFFERING PRICE        FEE
--------------------------------------------------------------------------------
Common Stock           100,000      $2.00(1)       $200,000         N/A
($0.001 par value)
--------------------------------------------------------------------------------
TOTAL                  100,000(2)    N/A           $200,000         N/A
--------------------------------------------------------------------------------



(1) Estimated at December 10, 1999 pursuant to Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee.
(2) Shares registered pursuant to this Registration Statement available for issuance.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information

ITEM 2. Registrant Information

The Information required by Items 1 and 2 of Part I is included in the documents sent or given to the participants.




                             Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
      --------------------------------------------------


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of LEISURE CONCEPTS INC., (the
"Company"), previously filed with the Securities and Exchange
Commission, are incorporated herein by reference:

1.  The Company's latest annual report filed pursuant on Form
10-K for the fiscal year ended January 31, 1999;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report on Form 10-K.

3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 9.   UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on December 16, 1999.


CI4NET.COM, INC.
By:  \s\ KEVIN R. LEECH
------------------------
President